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                                                                    EXHIBIT 11.1

                                 XL CAPITAL LTD

                   COMPUTATION OF EARNINGS PER ORDINARY SHARE
                         AND ORDINARY SHARE EQUIVALENT
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
                                                                               Year Ended November 30,
                                                                               -----------------------
                                                                            1998        1997          1996
                                                                            ----        ----          ----
Earnings per ordinary share and ordinary share equivalent--basic:
  Weighted average shares outstanding                                       92,975       85,120       90,734
                                                                          --------     --------     --------
  Net Income                                                              $587,663     $676,961     $494,313
                                                                          --------     --------     --------
Earnings per ordinary share and ordinary share equivalent                 $   6.32     $   7.95     $   5.45
                                                                          ========     ========     ========
Earnings per ordinary share and ordinary share equivalent--diluted

  Weighted average shares outstanding                                       92,790       84,905       90,420
                                                                          --------     --------     --------
  Average stock options outstanding (net of repurchased shares
  under the modified treasury stock method)                                  1,995        1,410          908
                                                                          --------     --------     --------
  Weighted average ordinary shares and ordinary share
  equivalents outstanding                                                 $ 94,785     $ 86,315     $ 91,328
                                                                          ========     ========     ========
Net income                                                                $587,663     $676,961     $494,313
                                                                          ========     ========     ========
Earnings per ordinary share and ordinary share equivalent                 $   6.20     $   7.84     $   5.41
                                                                          ========     ========     ========
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